EXHIBIT 10.1

                 MASTER REPURCHASE AGREEMENT GOVERNING
                 PURCHASES AND SALES OF MORTGAGE LOANS


                       Dated as of July __, 1998


                                Between

                     LEHMAN COMMERCIAL PAPER INC.,

                                as Buyer

                                  and

                           FHB FUNDING CORP.,

                               as Seller

1.    APPLICABILITY

            From time to time for a period of 364 days from the date hereof, the parties hereto may, subject to the terms hereof, enter into transactions in which FHB Funding Corp. ("Seller") agrees to transfer to Lehman Commercial Paper Inc. ("Buyer") Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than the date of transfer specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. Each Transaction shall commence on the Purchase Date and terminate on the Repurchase Date therefor and shall be limited to a maximum of 30 days, after which, subject to Section 20 below, Buyer and Seller may agree to roll such Transaction into a new Transaction that shall likewise have a maximum term of 30 days. This Agreement does not constitute a commitment of Buyer or Seller to enter into Transactions but rather sets forth the procedures to be followed in connection with requests to enter into Transactions by Seller to Buyer. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into Transactions under this Agreement.

2.    DEFINITIONS

            "Act of Insolvency" means, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case




HOFS02...:\92\54892\0011\1612\AGR7308K.49A
or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

            "Additional Loans" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

            "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

            "Agency" means FNMA, FHLMC or GNMA.

            "Agreement" means this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between Buyer and Seller, as amended from time to time.

            "Balloon Mortgage Loan" means any Mortgage Loan with a maturity date of under fifteen (15) years that provided on the date of origination for scheduled payments by the Mortgagor based upon an amortization schedule extending beyond its maturity date.

            "Business Day" means a day other than (i) a Saturday or Sunday, or
(ii) a day on which the Buyer or the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

            "Buyer" has the meaning specified in Section 1.

            "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

            "Collateral" has the meaning specified in Section 6.

            "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the applicable Collateral Amount Percentage to the related Repurchase Price for such Transaction.

            "Collateral Amount Percentage" means the amount set forth in the Confirmation which, in any event, (i) shall not be less than 103% with respect to all Mortgage Loans in determining whether a Market Value Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof and (ii) shall not be less than 105% with respect to all Mortgage Loans in determining whether a Securitization Value Collateral Deficit exists pursuant to the second sentence of Section 4(a) hereof.

            "Collateral Deficit" means either a Market Value Collateral Deficit or a Securitization Value Collateral Deficit.

            "Collateral Information" means the following information with respect to each Mortgage Loan: (i) Seller's loan number, (ii) the Mortgagor's name, (iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) current balance as of the last day of the immediately preceding month, (vii) the paid to date, (viii) the appraisal value of the Mortgaged Property as of origination, (ix) whether interest rate is fixed or adjustable (and if adjustable, the ARM terms, including the index, spread, adjustment frequency, next adjustment date, caps and floors), (x) the occupancy status of the Mortgaged Property as of origination (including whether owner occupied), (xi) whether the Mortgage Loan is a Balloon Loan, (xii) the first payment date, (xiii) the maturity date, (xiv) the principal and interest payment, (xv) the property type of the Mortgaged Property as of origination,
(xvi) the applicable credit grade, (xvii) the note date, (xviii) whether the Mortgage Loan is a Wet Ink Mortgage Loan, and (xix) the lien position of the Mortgage Loan.

            "Confirmation" has the meaning specified in Section 3(a).

            "Custodial Agreement" means that certain custodial agreement, dated as of July __, 1998, by and among Buyer, Seller and the Custodian, who will initially be The Bank of New York.

            "Custodial Delivery" means the form executed by Seller in order to deliver the Mortgage Loan Schedule and/or the Mortgage File to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit II. Such form shall indicate any Mortgage Loans which are Wet Ink Mortgage Loans or Correspondent Loans.

            "Custodian" means the custodian under the Custodial Agreement.

            "'C' Loan" means a Mortgage Loan made by Seller to a Mortgagor with a 'C' or 'C-' credit history which is underwritten in accordance with Seller's underwriting guidelines for 'C'or 'C-' credit Mortgage Loans, a copy of which is attached as Exhibit VI hereto.

            "Delinquent" means, with respect to any Mortgage Loan, the period of time from the date on which a Mortgagor fails to pay an obligation under the terms of such Mortgage Loan (without regard to any applicable grace periods) to the date on which such payment is made.

            "Event of Default" has the meaning specified in Section 13.

            "First Mortgage" means a Mortgage that is a first lien on the related Mortgaged Property.

            "FHLMC" means the Federal Home Loan Mortgage Corporation.

            "FNMA" means the Federal National Mortgage Association.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

            "GNMA" means the Government National Mortgage Association.

            "Hedge" means, with respect to any or all of the Purchased Mortgage Loans, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with Buyer or its Affiliates, and reasonably acceptable to the Buyer.

            "HUD" means the United States Department of Housing and Urban Development.

            "Income" means, with respect to any Purchased Mortgage Loan at any time, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by a subservicer.

            "LIBOR" means the London Interbank Offered Rate for one-month United States dollar deposits as set forth on page 3750 of Telerate as of 11:00 a.m., London time, on the date that a Transaction is entered into.

            "Loan-to-Value Ratio" means with respect to any Mortgage Loan as of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the related Mortgaged Property as set forth in the appraisal of such Mortgaged Property obtained in connection with the origination of such Mortgage Loan. For purposes of calculating a Mortgage Loan secured by a Second Mortgage, the principal balance of the related First Mortgage as well as the Second Mortgage shall be included in the numerator.

            "Market Value" means as of any date with respect to any Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion; provided, however, that Buyer shall not take into account, for purposes of calculating Market Value, any Mortgage Loan (i) which has been subject to Transactions hereunder for more than 90 days, (ii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 30+ Delinquency Percentage to exceed 3.0%, (iii) which is a Wet Ink Mortgage Loan for more than 7 Business Days, (iv) which are more than 59 days Delinquent (v) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 60+Percentage to exceed 10.0%, or (vi) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured, within the specified time period.

            "Market Value Collateral Deficit" has the meaning specified in
Section 4(a).

            "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien on or a first or second priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

            "Mortgage File" means the documents specified as the "Mortgage File" in Section 7(d), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

            "Mortgage Loan" means (i) a non-securitized whole loan, namely a conventional mortgage loan secured by a first or second lien on a one-to-four family residential property which conforms to Seller's underwriting guidelines, as amended from time to time (including, without limitation, Wet-Ink Mortgage Loans) or
(ii) another type of non-securitized whole loan as may be agreed upon in writing by the parties hereto from time to time.

            "Mortgage Loan Schedule" means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery.

            "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

            "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

            "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

            "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

            "Net Income" of any Person shall mean, for any period, the net income (or net deficit), excluding all extraordinary, unusual, non-recurring and/or non-operating items of such Person for such period, determined in accordance with GAAP.

            "Periodic Payment" has the meaning specified in Section 5(b).

            "Person" means an individual, partnership, corporation, joint stock company, trust, limited liability company, limited liability partnership or unincorporated organization or a governmental agency or political subdivision thereof.

            "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

            "Pricing Rate" means the per annum percentage rate specified in the Confirmation for determination of the Price Differential which shall not exceed LIBOR plus the applicable Pricing Spread.

            "Pricing Spread" means 1.25% with respect to any Mortgage Loan; provided that during any period for which any such Mortgage Loans are Wet Ink Mortgage Loans, the applicable Pricing Spread in respect of such Mortgage Loan shall be increased by an additional 0.15% and during any period for which Lehman has funded the DDA Account (as defined in the Custody Agreement) in respect of Mortgage Loans prior to the Custodian receiving the related Mortgage Notes, the Pricing Spread applicable to such amounts shall be increased by an additional
 .15%

            "Prime Rate" means, with respect to any date of determination, the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate," as most recently available as of the date of determination.

            "Purchase Date" means the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian) as specified in the Confirmation.

            "Purchase Price" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian); which shall in no event exceed the outstanding principal amount of such Purchased Mortgage Loans.

            "Purchased Mortgage Loans" means the Mortgage Loans sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted
Mortgage Loans.

            "Replacement Loans" has the meaning specified in Section 14(b)(ii).

            "Repurchase Date" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation; provided that in no event shall such date be more than 30 days after the related Purchase Date.

            "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.

            "Second Mortgage" means a Mortgage that is a second lien on the Mortgaged Property.

            "Securitization Value" means, as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could be securitized and sold in a securitization as determined by Buyer in its sole discretion; provided, however, that Buyer shall not take into account, for purposes of calculating Securitization Value, any Mortgage Loan (i) which has been subject to Transactions for more than 180 days, (ii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 30+ Delinquency Percentage to exceed 3.0%, (iii) which is a Wet Ink Mortgage Loan for more than 7 Business Days, (iv) which are more than 59 days Delinquent, (v) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 60+Percentage to exceed 10.0%, or (vi) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured within the specified time period.

            "Securitization Value Collateral Deficit" has the meaning specified in Section 4(a).

            "Seller" has the meaning specified in Section 1.

            "Servicing Agreement" has the meaning specified in Section 25.

            "Servicing Records" has the meaning specified in Section 25.

            "60+ Percentage" means the fraction, expressed as a percentage, the numerator of which is the aggregate Purchase Price of Purchased Mortgage Loans subject to then outstanding Transactions which have remained subject to Transactions for more than 60 days.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Substituted Mortgage Loans" means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with Section 9 hereof.

            "30+ Delinquency Percentage" means the fraction, expressed as a percentage, the numerator of which is the aggregate Purchase Price of Purchased Mortgage Loans subject to then outstanding Transactions which are more than 30 days Delinquent and the denominator of which is the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions.

            "Transaction" has the meaning specified in Section 1.

            "Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

            "Wet Ink Mortgage Loan" means a Mortgage Loan for which a Mortgage File has not been delivered to the Custodian.

3.    INITIATION; CONFIRMATION; TERMINATION; MAXIMUM
      TRANSACTION AMOUNTS

            (a) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of
Exhibit I attached hereto (a "Confirmation"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Collateral Amount Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer. With respect to any Transaction, and subject to the terms and conditions herein, the Purchase Date shall be within 2 Business Days of the date on which Seller initiated the Transaction pursuant to the first sentence of this paragraph.

            (b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

            (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

            (d) In the case of Transactions terminable upon demand, such demand shall be made by Seller by telephone or otherwise, no later than 1:00 p.m. (New York Time) on the second Business Day prior to the day on which such termination will be effective.

            (e) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller's expense on the Repurchase Date.

            (f) With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions under this Agreement shall not exceed $200,000,000. (g) The aggregate Purchase Price of all Purchased Mortgage Loans which relate to Wet Ink Mortgage Loans shall not represent more than 20% of the aggregate Purchase Price for all Purchased Mortgage Loans which are subject to then outstanding Transactions. Seller covenants to deliver the Mortgage File to the Custodian within 7 Business Days from its respective Purchase Date and to the cause related Mortgage Note for each funded Mortgage Loan to be faxed to the Custodian.

            (g) The aggregate Purchase Price of all Purchased Mortgage Loans which are secured by a Mortgage Loan that has a Loan to Value in excess of 95% shall be reduced by 5% and any Mortgage Loans with a Loan to Value in excess of 90% shall not represent more than the greater of $25,000,000 or 35% of the aggregate Purchase Price for all Purchased Mortgage Loans which are subject to then outstanding Transactions.

            (h) Seller may only sell under this Agreement its interest in Mortgage Loans that are (x) originated and owned by Seller or (b) originated by Innovative Funding Inc. ("Innovative") provided that (i) such Mortgage Loans must be purchased by Seller within 45 days of funding, and (ii) such Mortgage Loans acquired from Innovative comply with the representations and warranties contained in Exhibit V.

4.    COLLATERAL AMOUNT MAINTENANCE

            (a) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to then outstanding Transactions is less than the aggregate Collateral Amount for all such Transactions (a "Market Value Collateral Deficit"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Mortgage Loans ("Additional Loans") or cash, so that the cash and aggregate Market Value of the Purchased Mortgage Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount. If at any time the aggregate Securitization Value of all Purchased Mortgage Loans subject to then outstanding Transactions is less than the aggregate Collateral Amount for all such Transactions (a "Securitization Value Collateral Deficit"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Additional Loans or cash, so that the cash and aggregate Securitization Value of such Purchased Mortgage Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount.

            (b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received on any Business Day must be met not later than 5:00 p.m. on the second Business Day following the Business Day on which the notice was given. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsections (a) of this Section shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

            (c) In the event that Seller fails to comply with the provisions of this Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure, unless such failure is satisfactorily cured or waived.

5.    INCOME PAYMENTS

            (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all Income with respect to Purchased Mortgage Loans subject to Transactions. Upon the occurrence and continuance of an Event of Default, all Income with respect to Purchased Mortgage Loans subject to Transactions shall be held in a segregated account established by the Custodian for the benefit of Buyer and distributed under the Custodial Agreement.

            (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay by wire transfer to Buyer the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer)(each such payment, a "Periodic Payment") on the first Business Day of each month.

            (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.    SECURITY INTEREST

            (a) Buyer and the Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans and not loans from Buyer to Seller secured by the Purchased Mortgage Loans. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in (x) the Purchased Mortgage Loans, the Servicing Records, the insurance relating to the Purchased Mortgage Loans, Income, any and all Hedges, any and all custodial accounts and escrow accounts relating to the Purchased Mortgage Loans, and any other contract rights, general intangibles and other assets relating to the Purchased Mortgage Loans or any interest in the Purchased Mortgage Loans and the servicing of the Purchased Mortgage Loans and (y) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the "Collateral").

            (b) Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its sole discretion, provided however that Buyer shall not file any assignments of Mortgage prior to an Event of Default hereunder by Seller.

            (c) Seller covenants to take such further actions as are necessary in order to perfect Buyer's first priority security interest in the Hedges.

7.    PAYMENT, TRANSFER AND CUSTODY

            (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

            (b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit II.

            (c) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

            (d) In connection with each sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan which is not a Wet Ink Mortgage Loan (or with respect to item (vii) below within seven Business Days after the Purchase Date), the Seller shall deliver or cause to be delivered and released to the Custodian the following documents (collectively the "Mortgage File"), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

                  (i) the original Mortgage Note bearing all intervening
            endorsements, endorsed "Pay to the order of ________ without recourse, and without representation or warranty, express or implied" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

                  (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (iii) the original Mortgage with evidence of recording thereon or copies certified by Seller [or its agent] to have been sent for recording;

                  (iv) the originals of all assumption, modification,
            consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller [or its agent] to have been sent for recording;

                  (v) the original assignment of Mortgage in blank for each
            Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

                  (vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller [or its agent] to have been sent for recording;

                  (vii) the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same (which may be marked by the title insurance company to reflect changes); and

                  (viii) the original or a certified copy of any security
            agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any).

            (e) In connection with each sale, transfer, conveyance and assignment with respect to each Mortgage Loan which is a Wet Ink Mortgage Loan, on or prior to the seventh Business Day following each Purchase Date, Seller shall deliver or cause to be delivered to the Custodian a complete Mortgage File. Further, if requested by Buyer, on the Purchase Date with respect to each Mortgage Loan which is a Wet Ink Mortgage Loan, Seller shall fax an executed copy of the respective Mortgage Note to the Custodian. On the date on which the Buyer receives a Trust Receipt from the Custodian certifying that a complete Mortgage File with respect to a Wet Ink Mortgage Loan is in the possession of the Custodian, such Wet Ink Mortgage Loan be deemed a standard Mortgage Loan (and no longer a Wet Ink Mortgage Loan) for all purposes hereunder including, without limitation, determination of the Pricing Spread and compliance with subsection (aaa) of
Exhibit V.

            (f) With respect to all of the Mortgage Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer, upon the occurrence and during the continuation of an Event of Default, its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records.

            (g) Buyer shall deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with the Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

            (h) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.    REHYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE
      LOANS

            Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to this Agreement or any Confirmation, as applicable. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller. In the event of a material adverse change in the repurchase markets that results in Buyer being unable to finance its position through its traditional repurchase counterparties, Buyer may accelerate the Repurchase Date for any outstanding Transactions following reasonable written notice to Seller of the occurrence of such event.

9.    SUBSTITUTION

            (a) Subject to Section 9(b), Seller may, upon one (1) Business Days' written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage Files of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans subject to the same Transaction as the released Mortgage Loans.

            (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans
(i) if after taking into account such substitution, a Collateral Deficit would occur or (ii) such substitution would cause a breach of any provision of this Agreement.

10.   REPRESENTATIONS AND WARRANTIES

            (a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal;
(iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf; (iv) this Agreement is legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (v) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (vi) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vii) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (viii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

            (b) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

                  (i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of New York and where required is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition of the Seller or the Purchased Mortgage Loans.

                  (ii) No Litigation. There is no action, suit, proceeding,
            arbitration or investigation pending or, to the best knowledge of Seller, threatened against Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which if adversely determined would affect the validity of this Agreement or the Purchased Mortgage Loans in the aggregate or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement;

                  (iii) No Broker. Seller has not dealt with any broker,
            investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement;

                  (iv) Good Title to Collateral. All Purchased Mortgage Loans
            shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and indefeasible title and the right to sell and transfer such Purchased Mortgage Loans to Buyer.

                  (v) Delivery of Mortgage File. With respect to each Purchased
            Mortgage Loans which is not a Wet Ink Mortgage Loan, the Mortgage Note, the Mortgage, the assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Mortgage Loan have been delivered to the Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian.

                  (vi) Selection Process. The Purchased Mortgage Loans were
            selected from among the outstanding mortgage loans in Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

                  (vii) [reserved]

                  (viii) No Untrue Statements. To the best of Seller's
            knowledge, neither this Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (ix) Origination/Acquisition Practices. The origination or acquisition practices used by Seller with respect to each Mortgage Loan (i) have been and are in all respects legal and proper in the mortgage origination business and (ii) are in accordance with the underwriting guidelines attached hereto as Exhibit VI;

                  (x) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed;

                  (xi)  Seller Not Insolvent.  Seller is not insolvent; and

                  (xii) No Event of Default. No Event of Default has occurred and is continuing hereunder.

            (c) Seller represents and warrants to the Buyer that each Purchased Mortgage Loan sold hereunder and each pool of Purchased Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit V attached hereto and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit V hereto. Seller further represents and warrants to the Buyer that, as of the date of its delivery, the Collateral Information with respect to each Purchased Mortgage Loan is complete, true and correct in all material respects. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

            (d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.   NEGATIVE COVENANTS OF THE SELLER

            On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

            (a) take any action which would materially directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Mortgage Loans;

            (b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement;

            (c) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer;

            (d) permit the ratio of Tangible Net Worth to Indebtedness to exceed 10:1 (as such terms are defined in GAAP).

12.   AFFIRMATIVE COVENANTS OF THE SELLER

            For so long as this Agreement is in effect:

            (a) Seller covenants that it will promptly notify Buyer of any material adverse change in the business operations and/or financial condition of the Seller;

            (b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee, copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved;

            (c) Seller shall, at Buyer's request, take all action reasonably necessary to ensure that Buyer will have a first or second priority security interest, as applicable, in the Collateral, including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request;

            (d) Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller;

            (e) Seller covenants that each Mortgage Loan subject to this Agreement shall be serviced by a servicer approved by Buyer;

            (f) Seller covenants to provide Buyer with a copy of any material changes to Seller's underwriting guidelines prior to the effectiveness of any such change;

            (g) Seller covenants for the term of this Agreement to provide Buyer or its designee with the exclusive option and right (but not the obligation) of acting as lead managing underwriter or placement agent for any securities of Seller or its Affiliates which are collateralized by, or representing interests in, Mortgage Loans that are or were subject to Transactions hereunder (each such transaction, a "Securitization"). Each Securitization shall contain terms mutually acceptable to Buyer and Seller (including, without limitation, customary and competitive compensation provisions as well as customary provisions regarding representations and warranties, covenants, delivery terms, conditions, indemnification, contribution and termination). If Buyer or its affiliate declines to participate in any Securitization (and the failure to respond to Seller within 14 days after receipt of a written offer shall be deemed to be declining), Seller or its subsidiaries may cause such transaction to be executed by others without prejudice to Buyer's rights as to future transactions or without any other penalty;

            (h) Seller covenants to provide Buyer on the fifth Business Day of each month, either by direct modem electronic transmission or via a computer diskette, the Collateral Information in computer readable format with respect to all Purchased Mortgage Loans then subject to Transactions;

            (i) Seller covenants to provide Buyer with the following financial and reporting information:

                  (i) Within 90 days after the last day of its fiscal year,
            Seller's audited combined and combining statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by a report of a nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);

                  (ii) Within 60 days after the last day of the first three
            fiscal quarters in any fiscal year, Seller's combined and combining statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP;

                  (iii) Within 30 days after the last day of each calendar
            quarter an officer's certificate from a senior officer of the Seller addressed to Buyer certifying that, as of such calendar quarter, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists; and

                  (iv) As soon as available, copies of all proxy statements, financial statements, and reports which Seller sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which it files with the Securities and Exchange Commission or any government authority which may be substituted therefor, or with any national securities exchange.

13.   EVENTS OF DEFAULT

            If any of the following events (each an "Event of Default") occur, Seller and Buyer shall have the rights set forth in Section 14, as applicable:

            (a) Seller fails to satisfy or perform any material obligation or covenant under this Agreement including the failure to perform on any Repurchase

Date; and if such failure is not related to the payment of money or delivery of additional Collateral pursuant to Section 4 above, such failure is not cured within 3 Business Days;

            (b) an Act of Insolvency occurs with respect to Seller;

            (c) any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

            (d) Seller shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

            (e) any governmental, regulatory, or self-regulatory authority, including, but not limited to, the Agencies, takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 3 Business Days;

            (f) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it merges or consolidates has equity and a market value of at least that of the Seller immediately prior to such merger or consolidation and such entity expressly assumes the obligations of the Seller at the time of such merger or consolidation), or sells, transfers, or otherwise disposes of a material portion of its business or assets;

            (g) Buyer, in its good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or that Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, the Custodial Agreement or any other agreement between the parties;

            (h) Seller is in default under any other agreement for borrowed money in an amount exceeding $1,000,000, provided, however, such a default shall not constitute an Event of Default if the exercise of such remedies as are available to Seller's counterparty with respect to such default would not result in a material adverse change in the business operations or financial condition of the Seller;

            (i) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty

(60) days during which execution of such judgment is not effectively stayed or appealed or the amount in question is not placed with an escrow agent;

            (j) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby; or

            (k) A Market Value Collateral Deficit or Securitization Value Collateral Deficit occurs with respect to Seller or Buyer, as applicable, and is not eliminated within the time period specified in Section 4(b).

14.   REMEDIES

            (a) If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

                  (i) At the option of Buyer, exercised by written notice to
            Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur,

                  (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                        (A) Seller's obligations hereunder to repurchase all
                  Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

                        (B) to the extent permitted by applicable law, the
                  Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(xii) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection
                  (a)(iii) of this Section), and

                        (C) all Income actually received by the Buyer or its
                  designee (including the Custodian) pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

                  (iii) After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to consequential damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

                  (iv) The parties recognize that it may not be possible to
            purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the

            Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

                  (v) Buyer shall, without regard to the adequacy of the
            security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

                  (vi) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

                  (vii) Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions.

                  (viii) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

                  (ix) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                  (x) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee (including the Custodian) including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                  (xi) Buyer may enforce its rights and remedies hereunder
            without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                  (xii) [reserved]

                  (xiii) Notwithstanding the foregoing remedies, if the Event of
            Default (other than an Event of Default under Section 13(a)(xi)) arises from a breach of any representation or warranty set forth in Sections 10(b)(iii), (v) or (ix) or in Exhibit V attached hereto with respect to a Purchased Mortgage Loan, then Seller may elect to cure such default by repurchasing such Mortgage Loan or substituting for such Mortgage Loan within two (2) Business Days of such Event of Default, provided, however, that (ii) any such substistuted Collateral otherwise conforms to this Agreement and (ii) Seller shall not have the right to make the foregoing election if such breach causes a default with respect to Mortgage Loans that in the aggregate represent ten percent (10%) or more of the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions. The repurchase price for any such repurchase shall be the outstanding Repurchase Price of such Mortgage Loan, as the case may be, less any Income received by Buyer.

            Any such substitution shall be performed in accordance with Section 9 of this Agreement.

            (b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Seller:

                  (i) Upon tender by Seller of payment of the aggregate
            Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to Seller or its designee at Buyer's expense.

                  (ii) If Seller exercises the option referred to in subsection
            (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to Seller or its designee, after one Business Day's notice to Buyer, Seller may (A) purchase Mortgage Loans ("Replacement Loans") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by Buyer to Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Loans, to be deemed to have purchased Replacement Loans at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

                  (iii) Buyer shall be liable to the Seller, and Buyer shall pay to the Seller on demand, (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (B) with respect to Additional Loans, for the price paid (or deemed paid) by Seller for the Replacement Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Loans calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

                  (iv) Buyer shall be liable to Seller for the amount of all expenses reasonably incurred by Seller in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal expenses and reasonable expenses and losses incurred in connection with covering existing hedging transactions with respect to the Purchased Mortgage Loans.

                  (v) Seller shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws, in equity, and under any other agreement between Buyer and Seller, including, without limitation, the right to offset any debt or claim.

                  (vi) Seller may exercise one or more of the remedies available to Seller immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Buyer. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Seller may have.

15.   ADDITIONAL CONDITIONS

            Seller shall, on the date of the initial Transaction hereunder and, upon the reasonable request of Buyer (but no more than once annually), on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Mortgage Loan from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit IV attached hereto. In addition, on the date of the initial Transaction, Seller shall execute a letter agreement with Buyer with respect to certain fees owed hereunder and other matters reasonably required by Buyer.

16.   SINGLE AGREEMENT

            Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Mortgage

Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer's obligation to deliver the Purchased Mortgage Loans to Seller as and when provided herein.

17.   NOTICES AND OTHER COMMUNICATIONS

            Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation.

18.   ENTIRE AGREEMENT; SEVERABILITY

            This Agreement together with the applicable Confirmation and the Custodial Agreement constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.   NON-ASSIGNABILITY

            The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.   TERMINABILITY

            This Agreement shall terminate upon the earlier of (a) 30 days' written notice from either party to the other to such effect or (b) 364 days from the date hereof, except that this Agreement shall, notwithstanding the clause above, remain applicable to any Transaction then outstanding. Notwithstanding any such termination or the occurrence of an Event of Default,
(i) all of the representations and warranties hereunder (including those made in Exhibit V) and (ii) the covenants of Seller made in subsection (g) of Section 12 shall each continue and survive.

21.   GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.   CONSENT TO JURISDICTION AND ARBITRATION

            The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

23.   NO WAIVERS, ETC.

            No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.   INTENT

            The parties understand and intend that this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.   SERVICING

            (a) Notwithstanding the purchase and sale of the Purchased Mortgage Loans hereby, Seller shall continue to cause the Purchased Mortgage Loans to be serviced and special serviced by ___________ Mortgagor or another servicer reasonably acceptable to Buyer, respectively, for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Mortgage Loan prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Mortgage Loans shall cease, at Seller's option, upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall cause the Purchased Mortgage Loans to be serviced in accordance with the servicing standards maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Mortgage Loans.

            (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "Servicing Records"). Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request and upon Event of Default.

            (c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate the servicers of the Purchased Mortgage Loans with or without cause, in each case without any obligation on the part of Buyer to pay any termination fees owed by Seller.

            (d) Seller shall not employ any servicers or special servicer other than _____________, to service the Purchased Mortgage Loans without the prior written approval of Buyer, which approval will not be unreasonably withheld.

            (e) Seller shall cause the servicer to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and in continuing hereunder, it shall deposit all Income with respect to the Purchased Mortgage Loans in the account specified in the third sentence of Section 5(a).

26.   DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

            The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27.   RESERVED

28.   MISCELLANEOUS

            (a) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person authorized to act on behalf of the Seller.

            (b) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

            (c) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the corrected Confirmation shall prevail.

            (d) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            (e) Seller agrees to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement including, without limitation, (i) the fees, expenses and disbursement of counsel to Buyer, (ii) due diligence expenses and (iii) on-going auditing fees; provided that with respect to the establishment of this Agreement, Seller shall be responsible for up to $50,000 pursuant to this paragraph.

            (f) Seller and Buyer agree to maintain the confidentiality of this Agreement and its terms and agree not to disclose this Agreement or its terms to any other party except as required for the enforcement of its terms or as required by law, regulatory requirements or court order or discovery. In the event Seller determines, in consultation with legal counsel experienced in securities regulation, that the Agreement must be filed with the Securities and Exchange Commission pursuant to applicable law, such filing may only be made after consultation with Buyer and agreement upon redaction of certain terms of the Agreement (including, without limitation, the Pricing Spread), provided that nothing herein is intended to prevent Seller from complying with applicable laws and requirements of the Securities Act of 1933, as amended or regulations promulgated thereunder.

            (g) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.


                                            [Signature page follows.]

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                    LEHMAN COMMERCIAL PAPER INC.,
                                    Buyer



                            By:
                                   -----------------------------------------
                            Title:
                            Date:


                               FHB FUNDING CORP.,
                                    Seller


                            By:
                                   -----------------------------------------
                            Title:
                            Date:

                                EXHIBITS
                                --------


EXHIBIT I      Confirmation

EXHIBIT II     Form of Custodial Delivery

EXHIBIT III    Form of Power of Attorney

EXHIBIT IV     Opinion of Counsel to Seller

EXHIBIT V      Representations and Warranties Regarding Mortgage Loan

EXHIBIT VI     Seller's Underwriting Guidelines

                                EXHIBIT I

Form of Confirmation Letter

                                                                  (date)

FHB Funding Corp.

-------------------------------------

-------------------------------------

-------------------------------------

Attention:
           --------------------------

Confirmation No.:
                  -------------------



Ladies/Gentlemen:


            This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between us, dated as of July __, 1998 (the "Agreement"), as follows:

            Purchase Date:

            Mortgage Loans to be Purchased: See Appendix I hereto. [Appendix I to Confirmation Letter will list Mortgage Loans]

            Aggregate Principal Amount of Purchased Mortgage Loans:

            Purchase Price:

            Pricing Rate:

            Repurchase Date:

            Repurchase Price:

            Collateral Amount Percentage with respect to Market Value:

            Names and addresses for communications:

            Buyer:

            Lehman Commercial Paper Inc.
            200 Vesey Street
            9th Floor
            New York, New York  10285-0900
            Attention: Central Funding Department

            Seller:

            FHB Funding Corp.

            -------------------------------------

            -------------------------------------

            -------------------------------------

            Attention:
                       --------------------------

                                    LEHMAN COMMERCIAL PAPER INC.


                            By:
                                   -----------------------------------------
                            Name:
                            Title:



Agreed and Acknowledged:

FHB FUNDING CORP.,
Seller

                            By:
                                   -----------------------------------------
                            Name:
                            Title:

                               EXHIBIT II

                           Form of Custodial Delivery

            On this ____ day of ___________, 199__, FHB Funding Corp. ("Seller"), as the Seller under that certain Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of July __, 1998 (the "Repurchase Agreement") between the Seller and Lehman Commercial Paper Inc. ("Buyer"), does hereby deliver to __________________ ("Custodian"), as custodian under that certain Custodial Agreement, dated as of July, 1998, among Buyer, Seller and Custodian the Mortgage Files with respect to the Mortgage Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Mortgage Loans are listed on the Mortgage Loan Schedule attached hereto and which Mortgage Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

            With respect to the Mortgage Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Files to ascertain delivery of the documents listed in Annex A attached to the Custodial Agreement.

            [The Mortgage Loans delivered hereby constitute Additional Collateral delivered pursuant to Section 7 of the Custodial Agreement].][The Mortgage Loans delivered hereby constitute Substituted Collateral pursuant to
Section 6 of the Custodial Agreement and are intended to be substituted for the Purchased Mortgage Loans listed on the [schedule attached hereto][Request for Release of Documents and receipt delivered herewith]. The Purchased Mortgage Loans to be released shall be delivered to _______________.]

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

            IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

FHB FUNDING CORP.,

Seller


By:
       -----------------------------------------
Name:
Title:

                               EXHIBIT III

                        Form of Power of Attorney

            "Know All Men by These Presents, that FHB Funding Corp. ("Seller"), does hereby appoint Lehman Commercial Paper Inc. ("Buyer"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages, (ii) the recordation of the assignments of Mortgages and (iii) the enforcement of the Seller's rights under the Mortgage Loans purchased by Buyer pursuant to a Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of July _, 1998 between Seller and Buyer (the "Master Agreement") and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Master Agreement.

            TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

            IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this __ day of July, 1998.
FHB FUNDING CORP.

(Seal)


 By:
        -----------------------------------------
 Name:
 Title:

                               EXHIBIT IV

                       OPINION OF SELLER'S COUNSEL

                                EXHIBIT V

                     Representations and Warranties
                        Regarding Mortgage Loans

            The Seller represents and warrants to the Buyer that, with respect to each Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) Payments Current Within 59 Days. The Mortgage Loan, together with the other Purchased Mortgage Loans subject to Transactions, would not cause the 30+ Delinquency Percentage to exceed 3.0%, and is not more than 59 days Delinquent;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Buyer or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the issuer of any related primary mortgage guarantee policy (a "PMI Policy") and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is included in the Mortgage File delivered to Buyer or its designee (including the Custodian);

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (f) Insurance Policies in Effect. The fire and casualty insurance policy covering the Mortgaged Property (1) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the Mortgaged Property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the Mortgaged Property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller. All individual insurance policies with respect to the Mortgage Loan are the valid and binding obligation of the insurer and contain a standard mortgage clause naming Seller, its successors and assigns, as Mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling which is not permanently affixed to real property. No portion of the Mortgaged Property is used for commercial purposes (except that up to 5% of the Purchased Mortgage Loans can relate to mixed-use property);

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting and enforceable first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.
The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and special assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

                  (3) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute;

                  (4) in the case where the Mortgage Loan is secured by a Second
            Mortgage (and represented on the Mortgage Loan Schedule as such), the lien of the First Mortgage; and

                  (5) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer or its designee (including the Custodian).

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditor's generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law.) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

            (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good and indefeasible title thereto, and has full right to pledge and assign the Mortgage Loan to Buyer or its designee (including the Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement (except a first lien where the Mortgage Loan is secured by a second lien);

            (n) Doing Business. To the best of Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

            (o) LTV. No Mortgage Loan has a Loan-to-Value Ratio of more than
100%.

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage, as applicable. Seller is the sole named insured of such mortgage title insurance policy, the assignment to Buyer or the Custodian as assignee of Buyer of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

            (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which to the best knowledge of Seller, with the passage of time or with notice and the expiration of any grace or cure period, other than the failure to make, prior to expiration of the applicable grace period, the monthly payment due immediately prior to the related Purchase Date if such Purchase Date occurs prior to the expiration of such grace period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such title insurance policy;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such title insurance policy. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

            (t) Origination. The Mortgage Loan was originated, or purchased and reunderwritten, by Seller. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. To the best knowledge of the Seller, there is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (v) Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Either that the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence or second home or the Mortgaged Property is capable of being occupied pursuant to terms that approximate current standard market rental terms and rates;

            (w) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

            (x) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (y)   [reserved];

            (z) Purchase of Mortgage Documents. Each of the documents and instruments included in the Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate and purchase mortgage loans;

            (aa) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets FNMA eligibility requirements for sale to FNMA or is located in a condominium or planned unit development project which has received FNMA project approval and the representations and warranties required by FNMA with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

            (bb) Transfer of Mortgage Loans. The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (cc) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

            (dd) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ee) Consolidation of Future Advances. Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (ff) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

            (gg) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller or servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

            (hh) Conversion to Fixed Interest Rate. None of the Mortgage Notes contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

            (ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (jj) Soldiers' and Sailors' Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

            (kk) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

            (ll) Second Mortgages. The Mortgage Loan, together with the other Purchased Mortgage Loans subject to then outstanding Transactions does not cause the aggregate Purchase Price of all Purchased Mortgage Loans which are secured by Second Mortgages to exceed 30% of the aggregate Purchase Price for all Purchased Mortgage Loans which are subject to then outstanding Transactions. With respect to each Mortgage Loan secured by a Second Mortgage lien on the related Mortgaged Property:

                  (A) if the Loan-to-Value Ratio is higher than 70%, either the related First Mortgage does not provide for a balloon payment or the maturity date of each Mortgage Loan with respect to which a First Mortgage on the related Mortgaged Property provides for a balloon payment is prior to the maturity date of the Mortgage Loan relating to such first lien;

                  (B) the related first lien on any Mortgaged Property with
            respect to which the related Mortgage Loan secured by a second lien does not provide for negative amortization;

                  (C) either no consent for the Mortgage Loan secured by a
            Second Mortgage on the related Mortgaged Property is required by the holder of the related First Mortgage or such consent has been obtained and is contained in the Mortgage File; and

                  (D) the related First Mortgage is not held by an individual
            (to the extent the aggregate principal amount of Second Mortgages in which the First Mortgage is held by an individual is in excess of 5% of the aggregate principal amount of Mortgage Loans in the facility);

            (mm) Seller Origination. The Mortgage Loan was originated or purchased and reunderwritten by Seller;

            (nn) "C" Loans. In the event such Mortgage Loan is a "C" Loan, the aggregate unpaid principal balance of such Mortgage Loan, together with the other Purchased Mortgage Loans subject to then outstanding Transactions, does not cause the aggregate Purchase Price of all Purchased Mortgage Loans which are "C" Loans to exceed 20% of the aggregate unpaid principal balance for all Purchased Mortgage Loans which are subject to then outstanding Transactions;

            (oo) No Construction Loans. No Mortgage Loan is a construction loan;

            (pp) Selection by Seller. No Mortgage Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on Buyer;

            (qq) Manufactured Housing. No Mortgage Loans relate to a manufactured housing unit which is not permanently affixed to real property. If the Mortgage Loan relates to a permanently affixed manufactured housing unit or mixed use property, such Mortgage Loan together with all other such Mortgage Loans then subject to Transactions shall not exceed 3% of the aggregate Purchase Price;

            (rr)  [reserved]

            (ss) No Bankruptcy of Mortgagor. None of the Mortgage Loans are subject to a bankruptcy plan; (tt) Conformance to Underwriting Standards. Each Mortgage Loan conforms to the Seller's underwriting guidelines supplied to Buyer by Seller, or is an approved exception thereto, provided that such exception does not materially impact the value of such Mortgage Loan;

            (uu) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (vv)  [Reserved];

            (ww) Balloon Mortgage Loans. If the Mortgage Loan is a Balloon Mortgage Loan, such Mortgage Loan together with all other Balloon Mortgage Loans subject to Transactions, does not exceed 20% of the aggregate Purchase Price;

            (xx) Owner Occupied. In the event such Mortgage Loan relates to a Mortgaged Property which is non-owner occupied, the Mortgage Loan, together with the other Purchased Mortgage Loans subject to Transactions relating to Mortgaged Properties which are non-owner occupied, does not exceed 20% of the aggregate outstanding unpaid principal balance of all Purchased Mortgage Loans subject to Transactions;

            (yy) Payment Terms. With respect to adjustable rate Mortgage Loans, the mortgage interest rate is adjusted annually or semi-annually on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the Mortgage Note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization; and

            (aaa) Wet Ink Mortgage Loans. In the event such Mortgage Loan is a Wet Ink Mortgage Loan, the Mortgage Loan, together with the other Wet Ink Mortgage Loans subject to then outstanding Transactions does not cause the aggregate unpaid principal balance of all Purchased Mortgage Loans which are Wet Ink Mortgage Loans to exceed $40,000,000.

            It is understood and agreed that the representations and warranties set forth in this Exhibit V shall survive delivery of the respective Mortgage Files to the Custodian on behalf of Buyer.